Exhibit 99.1

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, MD 20814

Ph. (301) 941-1500

Fax (301) 941-1553

www.lasallehotels.com

LASALLE HOTEL PROPERTIES REPORTS THIRD QUARTER RESULTS

RevPAR increases 9.0 Percent

BETHESDA, MD, October 18, 2006 — LaSalle Hotel Properties (NYSE: LHO) today reported net income to common shareholders of $17.3 million, or $0.43 per diluted share for the quarter ended September 30, 2006, compared to net income of $11.4 million, or $0.37 per diluted share for the prior year period.

For the quarter ended September 30, 2006, the Company generated funds from operations (“FFO”) of $37.8 million versus $24.1 million for the same period of 2005. On a per diluted share/unit basis, FFO for the third quarter was $0.94 versus $0.79 for the same period last year. The Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the third quarter increased to $57.9 million from $35.0 million during the prior year period. Excluding the impact of a $0.8 million contingent litigation expense in this year’s third quarter, FFO per share/unit would have been $0.96 and EBITDA would have been $58.7 million.

Room revenue per available room (“RevPAR”) for the quarter ended September 30, 2006 versus the same period in 2005 increased 9.0 percent to $157.58. Average daily rate (“ADR”) rose to $197.90, a 10.8 percent improvement, while occupancy declined 1.6 percent to 79.6 percent from the prior year period.

“Our business remained strong in the third quarter with significant pricing power. The 10.8 percent increase in ADR in the quarter was the largest in our Company’s history,” said Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties. “Despite weakness in Washington, DC, our portfolio continued to attain significantly higher RevPAR growth than the industry average and should continue to outperform in the foreseeable future.”

The Company’s hotels generated $61.1 million of EBITDA for the third quarter compared with $54.9 million for the same period last year. Third quarter portfolio-wide EBITDA margin was 33.6%, an improvement of 115 basis points from the prior year.

On August 1, 2006 the Company purchased the Hotel Solamar in San Diego, California, for $87.0 million. The 235-room, newly built, independent full-service hotel is located in the heart of downtown San Diego’s Gaslamp Quarter Historic District. The hotel sits on the corner of Sixth Avenue and J Street, two blocks from Petco Park, three blocks from the San Diego Convention Center and two blocks from the Company’s Hilton San Diego Gaslamp Quarter hotel. The Hotel Solamar opened in April 2005 and contains 8,800 square feet of meeting space, a fitness center, business center, in-room spa services, parking facility, and an additional 2,000 square feet of unfinished street-front space available for retail or additional meeting space. The hotel is also surrounded by the city’s trendiest shopping, theaters, art galleries and over 75 restaurants and night clubs. Hotel Solamar will continue to be operated by Kimpton Hotel & Restaurant Group, LLC.

As of the end of the third quarter 2006, the Company had total outstanding debt of $799.0 million. The Company’s $300.0 million credit facility had a $65.0 million outstanding balance as of September 30, 2006. Interest expense for the quarter was $10.9 million, resulting in a trailing 12 month Corporate EBITDA (as defined in the Company’s senior unsecured credit facility) to interest coverage ratio of 4.5 times. As of September 30, 2006, total debt to trailing 12 month Corporate EBITDA equaled 4.3 times, one of the lowest debt to EBITDA ratios in the industry.

For the nine months ended September 30, 2006, net income to common shareholders increased to $69.0 million from $18.7 million for the prior year period. EBITDA increased to $179.4 million from $80.7 million for the prior year period. FFO rose to $88.0 million or $2.22 per diluted share/unit from $53.2 million or $1.74 per diluted share/unit for the prior year period. Net income and EBITDA for the nine months ended September 30, 2006 include the $38.4 million gain in joint venture equity pick-up related to the sale of the Chicago Marriott. Net income, EBITDA and FFO include the $0.8 million and $1.0 million contingent litigation expense for the nine months ended September 30, 2006 and nine months ended September 30, 2005, respectively.

Subsequent Events

On October 13, 2006, the Company announced its monthly dividend of $0.14 per common share of beneficial interest for each of the months of October, November and December 2006. This represents a 4.0 percent annualized yield based on the Company’s closing share price on October 18, 2006.

The October dividend will be paid on November 15, 2006 to common shareholders of record on October 31, 2006; the November dividend will be paid on December 15, 2006 to common shareholders of record on November 30, 2006; and the December dividend will be paid on January 12, 2007 to common shareholders of record on December 29, 2006.

2006 Outlook

The Company’s current 2006 outlook is as follows:

Net Income	$70.2 million – $71.0 million ($1.76 – $1.78 per diluted share);

FFO	$110.1 million – $110.9 million ($2.77 – $2.79 per diluted share/unit); and

EBITDA	$221.0 million – $222.0 million.

This 2006 outlook is based on the following assumptions:

-	Net Income and EBITDA include the $38.4 million gain in joint venture equity pick-up related to the sale of the Chicago Marriott;

-	FFO excludes the $38.4 million gain in joint venture equity pick-up related to the sale of the Chicago Marriott;

-	Net Income, EBITDA and FFO include the $0.8 million contingent litigation expense (excluding this expense, FFO per diluted share/unit would be $2.79—$2.81 and EBITDA would be $221.8 – $222.8 million);

-	Portfolio RevPAR growth of 9.5 to 10.0 percent versus 2005;

-	Portfolio hotel EBITDA margins increase 120 to 130 basis points over 2005;

-	Corporate general and administrative expenses of $12.5 million;

-	Total capital investments of approximately $65.0 to $70.0 million;

-	Income tax expense of $0.0 to $0.3 million;

-	Weighted average outstanding debt of approximately $750.0 million for full-year 2006; and

-	Weighted average fully diluted shares/units of 39.8 million for full-year 2006.

These forecasts assume a healthy economic environment and no unexpected events negatively impacting the economy or the travel industry.

LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust, owning 30 upscale and luxury full-service hotels, totaling approximately 8,700 guest rooms in 15 markets in 11 states and the District of Columbia. The Company focuses on owning upscale and luxury full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Gemstone Resorts International, LLC, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, and the Kimpton Hotel & Restaurant Group, LLC.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this press release include, among others, statements about the lodging industry and the 2006 outlook for the Company, including underlying assumptions and expectations of supply and demand, RevPAR growth and hotel operator forecasting. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, and (viii) the risk factors discussed in the

Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #

Additional Contacts:

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties – 301/941-1500

For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2006	2005	2006	2005
Revenues:
Hotel operating revenues:
Room revenue	$109,777	$63,683	$286,287	$163,242
Food and beverage revenue	43,897	29,125	122,798	80,246
Other operating department revenue	13,108	9,375	33,640	21,963

Total hotel operating revenues	166,782	102,183	442,725	265,451
Participating lease revenue	8,888	8,097	20,640	17,511
Other income	1,218	191	4,048	807

Total revenues	176,888	110,471	467,413	283,769

Expenses:
Hotel operating expenses:
Room	23,469	14,538	64,489	38,770
Food and beverage	29,897	20,069	84,713	55,177
Other direct	6,522	4,872	17,722	12,781
Other indirect	44,865	28,582	123,331	74,925

Total hotel operating expenses	104,753	68,061	290,255	181,653
Depreciation and amortization	20,528	12,430	57,241	33,699
Real estate taxes, personal property taxes and insurance	7,665	4,137	20,914	11,088
Ground rent	1,978	1,255	4,925	3,024
General and administrative	3,395	2,911	9,386	8,171
Lease termination expenses	800	—	800	1,000
Other expenses	671	17	1,926	188

Total operating expenses	139,790	88,811	385,447	238,823

Operating income	37,098	21,660	81,966	44,946
Interest income	282	224	1,308	429
Interest expense	(11,484)	(6,569)	(30,721)	(16,405)

Income before income tax (expense) benefit, minority interest, equity in earnings of joint venture and discontinued operations	25,896	15,315	52,553	28,970
Income tax (expense) benefit	(1,102)	27	(345)	(18)
Minority interest of common units in Operating Partnership	(16)	(120)	(108)	(284)
Minority interest of preferred units in Operating Partnership	(1,064)	(355)	(3,193)	(355)
Equity in earnings of joint venture	—	275	38,411	461

Income from continuing operations	23,714	15,142	87,318	28,774

Discontinued operations:
Loss from operations of properties disposed of	—	—	—	(45)
Income tax benefit	—	—	—	19

Net loss from discontinued operations	—	—	—	(26)

Net income	23,714	15,142	87,318	28,748
Distributions to preferred shareholders	(6,369)	(3,744)	(18,349)	(10,010)

Net income applicable to common shareholders	$17,345	$11,398	$68,969	$18,738

	For the three months ended September 30,		For the nine months ended September 30,
	2006	2005	2006	2005
Earnings per Common Share - Basic:
Income applicable to common shareholders before discontinued operations and after dividends paid on unvested restricted shares	$0.43	$0.38	$1.75	$0.62
Discontinued operations	—	—	—	—

Net income applicable to common shareholders after dividends paid on unvested restricted shares	$0.43	$0.38	$1.75	$0.62

Earnings per Common Share - Diluted:
Income applicable to common shareholders before discontinued operations	$0.43	$0.37	$1.74	$0.62
Discontinued operations	—	—	—	—

Net income applicable to common shareholders	$0.43	$0.37	$1.74	$0.62

Weighted average number of common shares outstanding:
Basic	39,786,308	30,022,302	39,211,490	29,853,499
Diluted	40,175,387	30,429,289	39,605,575	30,329,567

LASALLE HOTEL PROPERTIES

FFO and EBITDA

(Dollars in thousands, except share data)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2006	2005	2006	2005
Funds From Operations (FFO):
Net income applicable to common shareholders	$17,345	$11,398	$68,969	$18,738
Depreciation	20,346	12,375	56,735	33,539
Equity in depreciation of joint venture	—	202	178	613
Amortization of deferred lease costs	136	13	368	36
Minority interest:
Minority interest of common units in Operating Partnership	16	120	108	284
Less: Equity in gain on sale of property	—	—	(38,393)	—

FFO	$37,843	$24,108	$87,965	$53,210

Weighted average number of common shares and units outstanding:
Basic	39,819,838	30,195,827	39,259,179	30,150,728
Diluted	40,208,917	30,665,814	39,653,264	30,626,796

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):
Net income applicable to common shareholders	$17,345	$11,398	$68,969	$18,738
Interest	11,484	6,569	30,721	16,405
Equity in interest expense of joint venture	—	215	317	556
Income tax benefit:
Income tax expense (benefit)	1,102	(27)	345	18
Income tax benefit from discontinued operations	—	—	—	(19)
Depreciation and amortization	20,528	12,430	57,241	33,699
Equity in depreciation/amortization of joint venture	—	224	201	680
Minority interest:
Minority interest of common units in Operating Partnership	16	120	108	284
Minority interest of preferred units in Operating Partnership	1,064	355	3,193	355
Distributions to preferred shareholders	6,369	3,744	18,349	10,010

EBITDA	$57,908	$35,028	$179,444	$80,726

LASALLE HOTEL PROPERTIES

Hotel Operational Data

Schedule of Property Level Results

(unaudited, in thousands)

	For the three months ended September 30,		For the nine months ended September 30,
	2006	2005	2006	2005
Revenues
Room	121,258	110,915	312,837	281,994
Food & beverage	46,645	44,884	132,352	124,882
Other	14,251	13,739	36,134	34,205

Total hotel sales	182,154	169,538	481,323	441,081

Expenses
Room	25,094	24,372	68,893	65,055
Food & beverage	31,985	30,400	90,854	85,759
Other direct	6,996	6,267	18,785	16,587
General & administrative	13,250	13,210	36,588	35,094
Sales & marketing	11,501	10,756	33,101	30,503
Management fees	8,376	7,542	20,283	18,433
POM	6,730	6,453	19,482	18,245
Energy	6,572	5,696	18,196	15,179
Fixed expenses	10,525	9,904	28,323	26,503

Total hotel expenses	121,029	114,600	334,505	311,358

EBITDA	61,125	54,938	146,818	129,723

Notes:

This schedule includes the operating data for all properties leased to LHL, and to third parties as of September 30, 2006, including the Le Parc Suite Hotel, House of Blues Hotel, Westin Michigan Avenue, Alexis Hotel and Hotel Solamar for the Company’s period of ownership but excluding the Washington Grande Hotel (closed for renovations). The Onyx Hotel, Westin Copley Place, University Tower Hotel, Hilton San Diego Resort, Le Parc Suite Hotel, House of Blues Hotel, Westin Michigan Avenue, Alexis Hotel and Hotel Solamar are shown in 2005 for their comparative period of ownership in 2006.

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2006	2005	2006	2005
TOTAL PORTFOLIO
Occupancy	79.6%	81.0%	76.0%	75.2%
Increase/(Decrease)	(1.6)%		1.1%
ADR	$197.90	$178.60	$189.85	$173.34
Increase/(Decrease)	10.8%		9.5%
REVPAR	$157.58	$144.59	$144.28	$130.35
Increase/(Decrease)	9.0%		10.7%

Note:

This schedule includes the operating data for all properties leased to LHL, and to third parties as of September 30, 2006, including the Le Parc Suite Hotel, House of Blues Hotel, Westin Michigan Avenue, Alexis Hotel and Hotel Solamar for the Company’s period of ownership but excluding the Washington Grande Hotel (closed for renovations). The Onyx Hotel, Westin Copley Place, University Tower Hotel, Hilton San Diego Resort, Le Parc Suite Hotel, House of Blues Hotel, Westin Michigan Avenue, Alexis Hotel and Hotel Solamar are shown in 2005 for their comparative period of ownership in 2006.

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(Unaudited)

Prior	Year Operating Data

	1Q’2005	2Q’2005	3Q’2005	4Q’2005	Full Year 2005
Occupancy	65.6%	77.8%	81.0%	68.0%	73.3%
ADR	$156.02	$180.67	$178.60	$177.53	$174.38
REVPAR	$102.34	$140.50	$144.59	$120.64	$127.75

Note:

This schedule includes historical operating data for the owned hotels open and operating as of September 30, 2006 (excludes the Washington Grande Hotel). Historical data is included in 2005 for each hotel’s comparative period of ownership in 2006.